Exhibit 99

CBS CORPORATION REPORTS THIRD QUARTER 2011 RESULTS

Revenues of $3.4 Billion Up 2%

OIBDA of $837 Million Up 25%

Diluted EPS of $.50 Up 43%

New York, New York, November 3, 2011 – CBS Corporation (NYSE: CBS.A and CBS) today reported results for the third quarter ended September 30, 2011.

“Our third quarter results reflect the exceptional performance of CBS’s premium content around the world,” said Sumner Redstone, Executive Chairman, CBS Corporation.  “The Company’s strong operating fundamentals and strategic improvements to its business model continue to pay off.  I know that Leslie and his team will reach even greater heights as we look to 2012 and beyond.”

“These third quarter numbers speak to the strength, stability and progress of our operations,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation.  “Once again, we turned top-line growth into strong double-digit OIBDA and EPS growth, while continuing to produce spectacular free cash flow year-to-date.  Across the board, we have transformed CBS into a content company designed to perform in any environment.  So far this season, the CBS Television Network is significantly outpacing the field with more programs in the top ten and top twenty in all key measures than all the other networks combined.  Plus, we’re adding to the Network’s roster of up and coming shows with the #1 new comedy and the #1 new drama on television.  Meanwhile, we continue to monetize our enormous library on new platforms, including domestic and international streaming deals signed since last quarter worth hundreds of millions of dollars.  These content licensing deals are increasing the stability of our revenue base, and we are tracking ahead of our strategy to increase our mix toward more recurring, non-advertising revenue streams.  Going forward, we are confident that we will close out 2011 strongly, and look forward to a terrific 2012 in which we will increasingly benefit from online video, retransmission consent, reverse compensation from affiliates, international and local opportunities as well as political advertising that promises to be very robust.”

Third Quarter 2011 Results
Revenues of $3.37 billion increased 2% from $3.30 billion for the same prior-year period, despite a difficult comparison to the third quarter of 2010 which included significant political advertising revenues.  Revenue growth was driven by higher content licensing and distribution revenues, led by new digital streaming agreements, and higher affiliate and subscription fee revenues.  Advertising revenues held steady despite lower political revenues as the Company benefited from growth in network primetime and Outdoor advertising revenues in the Americas.

Operating income before depreciation and amortization (“OIBDA”) of $837 million increased 25% from adjusted OIBDA of $667 million, with OIBDA margin expansion of five percentage points to 25% compared to the adjusted OIBDA margin for the same prior-year period. The Company’s strong OIBDA growth and margin expansion were driven by the high-margin digital streaming revenues, growth in affiliate and subscription fee revenues, including retransmission revenues, and lower television programming costs.

Operating income for the third quarter of 2011 increased 33% to $703 million from adjusted operating income of $528 million for the same quarter last year.

Net earnings were $338 million, or $.50 per diluted share, up from adjusted net earnings of $245 million, or $.35 per diluted share, for the same quarter last year.  This sharp increase was due to the aforementioned OIBDA growth and lower interest expense, partially offset by foreign currency exchange losses in 2011.

For the third quarter of 2011, no adjustments were made to reported results.  Results for the third quarter of 2010 were adjusted at that time to exclude a favorable settlement relating to previously disposed businesses of $90 million, restructuring charges of $7 million, a pre-tax gain on a disposition of $8 million and benefits from discrete tax items of $18 million.  For the third quarter of 2010, reported OIBDA was $750 million, operating income was $611 million and net earnings were $317 million, or $.46 per diluted share.  Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Free Cash Flow, Balance Sheet and Liquidity

During the quarter, the Company made a previously announced pension contribution of $200 million, principally to pre-fund its qualified plans. Consequently, free cash flow for the third quarter of 2011 was $29 million compared to $260 million for the same prior-year period, bringing year-to-date free cash flow to $1.53 billion, an increase of 8% from $1.41 billion last year.  The year-to-date growth primarily reflects the OIBDA increase.

During the third quarter of 2011, the Company repurchased 13.5 million shares of CBS Corp. Class B Common Stock for $350 million under its $1.5 billion share repurchase program, bringing year-to-date repurchases to 35.2 million shares for $850 million.  At September 30, 2011, the Company’s cash balance was $947 million, $467 million higher than December 31, 2010, debt outstanding was $5.99 billion and there were no credit facility borrowings.

Consolidated and Segment Results (dollars in millions)

The tables below present the Company’s revenues by segment and type and its OIBDA and operating income by segment for the three and nine months ended September 30, 2011 and 2010.  Adjusted OIBDA and adjusted operating income by segment for the three and nine months ended September 30, 2010 exclude restructuring charges and other discrete items.  Reconciliations of all non-GAAP measures to reported results are included at the end of this earnings release.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues by Segment	2011	2010	2011	2010
Entertainment	$1,632	$1,617	$5,462	$5,370
Cable Networks	420	370	1,226	1,107
Publishing	220	218	558	559
Content Group	2,272	2,205	7,246	7,036
Local Broadcasting	656	677	1,968	1,961
Outdoor	477	459	1,380	1,308
Local Group	1,133	1,136	3,348	3,269
Eliminations	(40)	(44)	(133)	(146)
Total Revenues	$3,365	$3,297	$10,461	$10,159

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues by Type	2011	2010	2011	2010
Advertising	$1,992	$1,991	$6,499	$6,530
Content licensing and distribution	867	828	2,496	2,275
Affiliate and subscription fees	438	408	1,284	1,172
Other	68	70	182	182
Total Revenues	$3,365	$3,297	$10,461	$10,159

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Adjusted OIBDA	2011	2010	2011	2010
Entertainment	$405	$277	$1,113	$645
Cable Networks	203	170	532	400
Publishing	38	32	64	52
Content Group	646	479	1,709	1,097
Local Broadcasting	184	195	583	543
Outdoor	80	77	215	188
Local Group	264	272	798	731
Corporate	(55)	(59)	(164)	(154)
Residual costs	(19)	(26)	(56)	(78)
Eliminations	1	1	(1)	3
Adjusted OIBDA	837	667	2,286	1,599
Other discrete items(a)	—	90	—	90
Restructuring charges	—	(7)	—	(66)
Total OIBDA	$837	$750	$2,286	$1,623

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Adjusted Operating Income (Loss)	2011	2010	2011	2010
Entertainment	$366	$237	$996	$522
Cable Networks	197	165	515	383
Publishing	36	30	58	47
Content Group	599	432	1,569	952
Local Broadcasting	161	170	508	469
Outdoor	21	15	35	(2)
Local Group	182	185	543	467
Corporate	(60)	(64)	(181)	(169)
Residual costs	(19)	(26)	(56)	(78)
Eliminations	1	1	(1)	3
Adjusted Operating Income	703	528	1,874	1,175
Other discrete items(a)	—	90	—	90
Restructuring charges	—	(7)	—	(66)
Total Operating Income	$703	$611	$1,874	$1,199

a) See reconciliations at the end of this earnings release for descriptions of the components of other discrete items.

Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Films and CBS Interactive)

Entertainment revenues for the third quarter of 2011 increased 1% to $1.63 billion from $1.62 billion for the same prior-year period as the comparison was challenged by the timing of domestic syndication sales.  Revenue growth reflected the impact of new multi-year domestic and international licensing agreements for digital streaming, higher international syndication sales, increases in retransmission revenues and higher primetime advertising.

Entertainment OIBDA for the third quarter of 2011 increased 46% to $405 million from $277 million with margin improvement of eight percentage points to 25% compared to the same prior-year period.  The increase in OIBDA and strong margin expansion reflects growth in higher-margin revenue streams as well as lower costs, driven by the programming mix.

Cable Networks (Showtime Networks, CBS Sports Network and Smithsonian Networks)

Cable Networks revenues for the third quarter of 2011 increased 14% to $420 million from $370 million for the same prior-year period, driven by higher licensing revenues from international syndication and digital streaming of Showtime original series.  Revenue growth was also the result of higher affiliate revenues reflecting rate increases and growth in subscriptions at Showtime Networks, CBS Sports Network, and Smithsonian Networks. Showtime Networks (which includes Showtime, The Movie Channel and Flix) subscriptions totaled 72 million as of September 30, 2011, up by 7 million from the same time last year, due to higher telco, cable and direct broadcast satellite subscriptions. CBS Sports Network subscriptions of 44 million at September 30, 2011 were up by 8 million and Smithsonian Networks subscriptions of 12 million were up by 6 million from the same time last year, in both cases primarily driven by the Company’s 10-year carriage agreement with Comcast entered into in 2010.

Cable Networks OIBDA for the third quarter of 2011 increased 19% to $203 million from adjusted OIBDA of $170 million for the same prior-year period primarily driven by the revenue growth.  Adjusted OIBDA for the third quarter of 2010 excludes restructuring charges of $3 million.

Publishing (Simon & Schuster)

Publishing revenues for the third quarter of 2011 increased 1% to $220 million from $218 million for the same prior-year period driven by the strength of best-selling titles, including A Stolen Life by Jaycee Dugard and In My Time by Dick Cheney.  Revenue growth reflected significant increases in the sale of more profitable digital content, which more than doubled last year’s third quarter digital sales and represented 17% of Publishing’s total revenues, partially offset by lower print book sales.

Publishing OIBDA for the third quarter of 2011 increased 19% to $38 million from adjusted OIBDA of $32 million for the same prior-year period, driven by lower direct operating costs, including expense decreases resulting from the significant increase in more profitable digital sales as a percentage of total revenues.  Adjusted OIBDA for the third quarter of 2010 excludes restructuring charges of $1 million.

Local Broadcasting (CBS Television Stations and CBS Radio)

Without the benefit from the substantial political spending in 2010, Local Broadcasting revenues for the third quarter of 2011 decreased 3% to $656 million from $677 million for the same prior-year period.  CBS Television Stations revenues decreased 6%, reflecting the lack of significant political advertising revenues.  Revenues for CBS Television Stations also reflected higher retransmission revenues and improvement across key advertising categories, including financial services and domestic auto.  CBS Radio revenues were flat compared to the same prior-year period, also reflecting lower political spending, offset by growth in domestic auto, retail and financial services.  Local Broadcasting auto advertising sales for the third quarter of 2011 increased from the prior year as domestic spending increased and the rate of decline in spending for Japanese auto slowed from the second quarter.

Local Broadcasting OIBDA for the third quarter of 2011 decreased 6% to $184 million from $195 million for the same prior-year period, reflecting lower revenues partially offset by lower programming costs.

Outdoor (CBS Outdoor)

Outdoor revenues for the third quarter of 2011 increased 4% to $477 million from $459 million for the same prior-year period, resulting from advertising increases in the Americas and the favorable impact of foreign exchange rate changes.  Revenues for the Americas (comprising North America and South America) for the third quarter of 2011 increased 1% in constant dollars from the same prior-year period, principally driven by 3% growth in the U.S. billboards business, partially offset by the impact from the non-renewal of a Toronto transit contract.  Revenues for Europe increased slightly in constant dollars, primarily reflecting growth in France.

Outdoor OIBDA for the third quarter of 2011 increased 4% to $80 million from adjusted OIBDA of $77 million for the same prior-year period driven by the revenue growth partially offset by higher costs, primarily due to foreign exchange rate changes.  Adjusted OIBDA for the third quarter of 2010 excludes restructuring charges of $3 million.

Corporate

Corporate expenses before depreciation expense decreased $4 million to $55 million for the third quarter of 2011 from $59 million for the third quarter of 2010, primarily due to expense decreases associated with a lower market valuation for the Company’s deferred compensation plans during the third quarter of 2011.

Residual Costs

Residual costs include pension and postretirement benefits costs for benefit plans retained by the Company for previously divested businesses. For the third quarter of 2011, residual costs decreased $7 million to $19 million from adjusted residual costs of $26 million for the same quarter last year, primarily due to the favorable performance of pension plan assets in 2010 as well as the benefit from pre-funding pension plans at the end of 2010.  Adjusted residual costs for the third quarter of 2010 exclude a settlement of $90 million related to the favorable resolution of certain disputes regarding previously disposed businesses.

Other Items, Net

“Other items, net” for the third quarter of 2011 was a net loss of $21 million, consisting of foreign exchange losses principally due to the translation of receivables from European, Australian and Canadian currencies.  “Other items, net” for the third quarter of 2010 reflected income of $24 million consisting of foreign exchange gains of $16 million and a gain of $8 million from the divestiture of a television station.

About CBS Corporation

CBS Corporation is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and The CW – a joint venture between CBS Corporation and Warner Bros. Entertainment), cable television (Showtime Networks, Smithsonian Networks and CBS Sports Network), local television (CBS Television Stations), television production and syndication (CBS Television Studios, CBS Studios International and CBS Television Distribution), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), interactive media (CBS Interactive), music (CBS Records), licensing and merchandising (CBS Consumer Products), video/DVD (CBS Home Entertainment), motion pictures (CBS Films), and socially responsible media (EcoMedia).  For more information, log on to www.cbscorporation.com.

Cautionary Statement Concerning Forward-looking Statements
This news release contains both historical and forward-looking statements.  All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events.  Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements.  These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s programming; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks.  The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Executive Vice President, Corporate Communications	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	Jessica Kourakos
Senior Vice President, Corporate Communications	Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	jessica.kourakos@cbs.com

Stacy Roughan
Vice President, Corporate Communications
(212) 975-1942
stacy.roughan@cbs.com

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues	$3,365	$3,297	$10,461	$10,159

Operating income	703	611	1,874	1,199

Interest expense	(110)	(127)	(330)	(399)
Interest income	2	1	5	4
Loss on early extinguishment of debt	—	—	—	(38)
Other items, net	(21)	24	(7)	(3)
Earnings before income taxes	574	509	1,542	763

Provision for income taxes	(217)	(179)	(569)	(291)
Equity in loss of investee companies, net of tax	(19)	(13)	(38)	(31)
Net earnings	$338	$317	$935	$441

Basic net earnings per common share	$.51	$.47	$1.40	$.65

Diluted net earnings per common share	$.50	$.46	$1.36	$.64

Weighted average number of common shares outstanding:
Basic	659	679	667	678
Diluted	675	694	685	693

Dividends per common share	$.10	$.05	$.25	$.15

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	At	At
	September 30, 2011	December 31, 2010

Assets

Cash and cash equivalents	$947	$480
Receivables, net	3,114	3,248
Programming and other inventory	536	725
Prepaid expenses and other current assets	869	882
Total current assets	5,466	5,335
Property and equipment	5,110	5,105
Less accumulated depreciation and amortization	2,585	2,411
Net property and equipment	2,525	2,694
Programming and other inventory	1,453	1,425
Goodwill	8,619	8,524
Intangible assets	6,551	6,624
Other assets	1,500	1,541
Total Assets	$26,114	$26,143

Liabilities and Stockholders’ Equity

Accounts payable	$374	$439
Participants’ share and royalties payable	915	943
Program rights	639	601
Current portion of long-term debt	30	27
Accrued expenses and other current liabilities	2,006	2,016
Total current liabilities	3,964	4,026
Long-term debt	5,961	5,973
Other liabilities	6,291	6,323
Total Stockholders’ Equity	9,898	9,821
Total Liabilities and Stockholders’ Equity	$26,114	$26,143

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Nine Months Ended
	September 30,
	2011	2010

Operating Activities:
Net earnings	$935	$441
Adjustments to reconcile net earnings to net cash flow provided by operating activities:
Depreciation and amortization	412	424
Stock-based compensation	110	107
Loss on early extinguishment of debt	—	38
Equity in loss of investee companies, net of tax and distributions	40	31
Change in assets and liabilities, net of effects of acquisitions	183	533
Net cash flow provided by operating activities	1,680	1,574
Investing Activities:
Acquisitions, net of cash acquired	(73)	(9)
Capital expenditures	(152)	(163)
Investments in and advances to investee companies	(45)	(45)
Proceeds from dispositions	13	17
Other investing activities	8	—
Net cash flow used for investing activities	(249)	(200)
Financing Activities:
Proceeds from issuance of notes	4	500
Repayment of notes and debentures	(2)	(979)
Payment of capital lease obligations	(14)	(12)
Dividends	(140)	(108)
Purchase of Company common stock	(850)	—
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(81)	(37)
Proceeds from exercise of stock options	58	4
Excess tax benefit from stock-based compensation	66	13
Decrease to accounts receivable securitization program	—	(400)
Other financing activities	(5)	—
Net cash flow used for financing activities	(964)	(1,019)
Net increase in cash and cash equivalents	467	355
Cash and cash equivalents at beginning of period	480	717
Cash and cash equivalents at end of period	$947	$1,072

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; in millions)

Operating Income (Loss) Before Depreciation and Amortization (“OIBDA”), Adjusted OIBDA, and Adjusted Operating Income (Loss)

The following tables set forth the Company’s OIBDA and operating income (loss) for the three and nine months ended September 30, 2011.  The Company defines OIBDA as net earnings (loss) adjusted to exclude the following line items presented in its Consolidated Statements of Operations: Equity in loss of investee companies, net of tax; Provision for income taxes; Other items, net; Loss on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization. The following tables also set forth the Company’s adjusted OIBDA and adjusted operating income (loss) for the three and nine months ended September 30, 2010. The Company defines “Adjusted OIBDA” as OIBDA before restructuring charges and the settlement of certain disputes regarding previously disposed businesses and “Adjusted Operating Income” as Operating Income (Loss) before restructuring charges and the settlement of certain disputes regarding previously disposed businesses.

The Company uses OIBDA, Adjusted OIBDA and Adjusted Operating Income, as well as OIBDA, Adjusted OIBDA and Adjusted Operating Income margins, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and these measures are among the primary measures used by management for planning and forecasting of future periods.  These measures are important indicators of the Company’s operational strength and performance of its business because they provide a link between profitability and operating cash flow.  The Company believes the presentation of these measures is relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve their ability to understand the Company’s operating performance and make it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  In addition, these measures are among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDA, Adjusted OIBDA and Adjusted Operating Income are not measures of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), they should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance.  OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As OIBDA, Adjusted OIBDA and Adjusted Operating Income exclude certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.  The Company provides the following reconciliations of OIBDA and Adjusted OIBDA to net earnings (loss) and OIBDA, Adjusted OIBDA and Adjusted Operating Income for each segment to such segment’s operating income (loss), the most directly comparable amounts reported under GAAP.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

	Three Months Ended September 30, 2011
		Depreciation	Operating	Other	Restructuring	Operating
	OIBDA	and Amortization	Income/(Loss)	Discrete Items	Charges	Income/(Loss)
Entertainment	$405	$(39)	$366	$—	$—	$366
Cable Networks	203	(6)	197	—	—	197
Publishing	38	(2)	36	—	—	36
Content Group	646	(47)	599	—	—	599
Local Broadcasting	184	(23)	161	—	—	161
Outdoor	80	(59)	21	—	—	21
Local Group	264	(82)	182	—	—	182
Corporate	(55)	(5)	(60)	—	—	(60)
Residual Costs	(19)	—	(19)	—	—	(19)
Eliminations	1	—	1	—	—	1
Total	$837	$(134)	$703	$—	$—	$703
Margins (a)	25%		21%			21%

	Three Months Ended September 30, 2010
			Adjusted
	Adjusted	Depreciation	Operating	Other	Restructuring	Operating
	OIBDA	and Amortization	Income/(Loss)	Discrete Items	Charges	Income/(Loss)
Entertainment	$277	$(40)	$237	$—	$—	$237
Cable Networks	170	(5)	165	—	(3)	162
Publishing	32	(2)	30	—	(1)	29
Content Group	479	(47)	432	—	(4)	428
Local Broadcasting	195	(25)	170	—	—	170
Outdoor	77	(62)	15	—	(3)	12
Local Group	272	(87)	185	—	(3)	182
Corporate	(59)	(5)	(64)	—	—	(64)
Residual Costs	(26)	—	(26)	90	—	64
Eliminations	1	—	1	—	—	1
Total	$667	$(139)	$528	$90	$(7)	$611
Margins (a)	20%		16%			19%

	Three Months Ended September 30,
	2011	2010
Adjusted OIBDA	$837	$667
Other discrete items	—	90
Restructuring charges	—	(7)
Total OIBDA	837	750
Depreciation and amortization	(134)	(139)
Operating income	703	611
Interest expense	(110)	(127)
Interest income	2	1
Other items, net	(21)	24
Earnings before income taxes	574	509
Provision for income taxes	(217)	(179)
Equity in loss of investee companies, net of tax	(19)	(13)
Net earnings	$338	$317

a)               Margin is defined as OIBDA, adjusted OIBDA, operating income, or adjusted operating income, as applicable, divided by revenues.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

	Nine Months Ended September 30, 2011
		Depreciation	Operating	Other	Restructuring	Operating
	OIBDA	and Amortization	Income/(Loss)	Discrete Items	Charges	Income/(Loss)
Entertainment	$1,113	$(117)	$996	$—	$—	$996
Cable Networks	532	(17)	515	—	—	515
Publishing	64	(6)	58	—	—	58
Content Group	1,709	(140)	1,569	—	—	1,569
Local Broadcasting	583	(75)	508	—	—	508
Outdoor	215	(180)	35	—	—	35
Local Group	798	(255)	543	—	—	543
Corporate	(164)	(17)	(181)	—	—	(181)
Residual Costs	(56)	—	(56)	—	—	(56)
Eliminations	(1)	—	(1)	—	—	(1)
Total	$2,286	$(412)	$1,874	$—	$—	$1,874
Margins (a)	22%		18%			18%

	Nine Months Ended September 30, 2010
			Adjusted
	Adjusted	Depreciation	Operating	Other	Restructuring	Operating
	OIBDA	and Amortization	Income/(Loss)	Discrete Items	Charges	Income/(Loss)
Entertainment	$645	$(123)	$522	$—	$(11)	$511
Cable Networks	400	(17)	383	—	(3)	380
Publishing	52	(5)	47	—	(2)	45
Content Group	1,097	(145)	952	—	(16)	936
Local Broadcasting	543	(74)	469	—	(25)	444
Outdoor	188	(190)	(2)	—	(25)	(27)
Local Group	731	(264)	467	—	(50)	417
Corporate	(154)	(15)	(169)	—	—	(169)
Residual Costs	(78)	—	(78)	90	—	12
Eliminations	3	—	3	—	—	3
Total	$1,599	$(424)	$1,175	$90	$(66)	$1,199
Margins (a)	16%		12%			12%

	Nine Months Ended September 30,
	2011	2010
Adjusted OIBDA	$2,286	$1,599
Other discrete items	—	90
Restructuring charges	—	(66)
Total OIBDA	2,286	1,623
Depreciation and amortization	(412)	(424)
Operating income	1,874	1,199
Interest expense	(330)	(399)
Interest income	5	4
Loss on early extinguishment of debt	—	(38)
Other items, net	(7)	(3)
Earnings before income taxes	1,542	763
Provision for income taxes	(569)	(291)
Equity in loss of investee companies, net of tax	(38)	(31)
Net earnings	$935	$441

a)               Margin is defined as OIBDA, adjusted OIBDA, operating income, or adjusted operating income, as applicable, divided by revenues.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

Free Cash Flow

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities less capital expenditures.  The Company’s calculation of free cash flow includes capital expenditures since investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management.  Free cash flow is one of several components of incentive compensation targets for certain management personnel.  In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings (loss) as a measure of operating performance.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow as a measure of liquidity has certain limitations, and does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net cash flow provided by operating activities	$86	$323	$1,680	$1,574
Capital expenditures	(57)	(63)	(152)	(163)
Free cash flow	$29	$260	$1,528	$1,411

The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net cash flow provided by operating activities	$86	$323	$1,680	$1,574
Net cash flow used for investing activities	$(78)	$(52)	$(249)	$(200)
Net cash flow used for financing activities	$(407)	$(37)	$(964)	$(1,019)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions, except per share amounts)

2010 Adjusted Results

The following tables reconcile 2010 financial measures excluding restructuring charges and other discrete items to the reported measures included in this earnings release.  The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, provides a clearer perspective on the current underlying performance of the Company and makes it easier to compare the Company’s year-over-year results.  For 2011, no adjustments were made to reported results.

	Three Months Ended September 30, 2010
	2010	Restructuring	Other Discrete	Tax	2010
	Reported	Charges (a)	Items (b)	Items (c)	Adjusted
Revenues	$ 3,297	$ —	$ —	$ —	$ 3,297
OIBDA	750	7	(90)	—	667
OIBDA margin (d)	23%				20%

Operating income	611	7	(90)	—	528
Interest expense	(127)	—	—	—	(127)
Interest income	1	—	—	—	1
Other items, net	24	—	(8)	—	16
Earnings before income taxes	509	7	(98)	—	418
Provision for income taxes	(179)	(2)	39	(18)	(160)
Effective income tax rate	35%				38%

Equity in loss of investee companies, net of tax	(13)	—	—	—	(13)
Net earnings	$ 317	$ 5	$ (59)	$ (18)	$ 245
Diluted EPS	$ .46	$ .01	$ (.09)	$ (.03)	$ .35
Diluted weighted average number of common shares outstanding	694				694

a)               Restructuring charges at Cable Networks, Publishing, and Outdoor primarily reflecting severance costs associated with the elimination of positions, contract terminations and costs associated with exiting an operating facility.

b)              Reflects a settlement of $90 million from the favorable resolution of certain disputes regarding previously disposed businesses and a gain of $8 million on the divestiture of the Company’s television station in Norfolk, Virginia.

c)               Primarily reflects tax benefits resulting from the settlements of income tax audits.

d)              OIBDA margin is defined as OIBDA or adjusted OIBDA divided by revenues.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions, except per share amounts)

2010 Adjusted Results (Continued)

	Nine Months Ended September 30, 2010

	2010	Restructuring	Other Discrete	Tax	2010
	Reported	Charges (a)	Items (b)	Items (c)	Adjusted
Revenues	$ 10,159	$ —	$ —	$ —	$ 10,159
OIBDA	1,623	66	(90)	—	1,599
OIBDA margin (d)	16%				16%

Operating income	1,199	66	(90)	—	1,175
Interest expense	(399)	—	—	—	(399)
Interest income	4	—	—	—	4
Loss on early extinguishment of debt	(38)	—	38	—	—
Other items, net	(3)	—	(8)	—	(11)
Earnings before income taxes	763	66	(60)	—	769
Provision for income taxes	(291)	(26)	24	8	(285)
Effective income tax rate	38%				37%

Equity in loss of investee companies, net of tax	(31)	—	—	—	(31)
Net earnings	$ 441	$ 40	$ (36)	$ 8	$ 453
Diluted EPS	$ .64	$ .06	$ (.05)	$ .01	$ .65
Diluted weighted average number of common shares outstanding	693				693

a)               Restructuring charges at Entertainment, Cable Networks, Publishing, Local Broadcasting and Outdoor primarily reflecting severance costs associated with the elimination of positions, contract terminations and costs associated with exiting an operating facility.

b)              Reflects a settlement of $90 million from the favorable resolution of certain disputes regarding previously disposed businesses, a pre-tax loss on early extinguishment of debt of $38 million and a gain of $8 million on the divestiture of the Company’s television station in Norfolk, Virginia.

c)               Comprising a $62 million reduction of deferred tax assets associated with the 2010 Patient Protection and Affordable Care Act, partially offset by a $26 million reversal of previously established deferred tax liabilities and a $28 million tax benefit from the settlements of income tax audits.

d)              OIBDA margin is defined as OIBDA or adjusted OIBDA divided by revenues.